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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-2 of our report dated July 21, 2003, relating to statement of assets and liabilities of The Salomon Brothers Global High Income Fund Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
July 21,2003